UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 25, 2008

Zanett, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 502-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.

On November 25, 2008, Zanett Commercial Solutions, Inc. (“ZCS”), a wholly-owned subsidiary of Zanett, Inc. ( “Zanett”) entered into an Asset Purchase Agreement (the “Agreement”) with PS GoLive LLC (“Seller” or “PS GoLive) and Michael Johnson. The Agreement provides for the sale of substantially all the assets of Seller to ZCS.

PS GoLive is an Oracle Partner and authorized reseller engaged in the business of providing upper-end services for Oracle’s PeopleSoft Enterprise products and business processes including the Demantra suite of services. Based in North Palm Beach, Florida, PS GoLive provides services primarily to customers in the Southeastern United States.

The total consideration to be paid by Zanett to Seller will be comprised of the discharge of a portion of Seller’s existing debt equal to approximately $70,000,000 (the “Debt Payoff”), and future contingent consideration, subject to a downward adjustment if net working capital as of the closing date of the acquisition is less than $0. Seller will retain its accounts receivable to discharge its outstanding bank debt, which will not be assumed or discharged by ZCS. After such debt is discharged, any remaining accounts receivable will be transferred to ZCS.

Pursuant to the terms of the Agreement, Seller is eligible to receive contingent consideration of up to $1,200,000 in the aggregate for the three successive annual performance periods commencing December 1, 2008 based upon the business of PS GoLive LLC attaining specified earnings and revenue targets in each performance period. The contingent consideration for meeting the specified earnings and revenue of targets in each annual performance period can consist of up to $400,000 (each a “Contingent Payment”). Seller may also be eligible to receive additional contingent payments (“Additional Contingent Payments”) during each annual performance period if Seller exceeds the specified earnings and revenue targets, provided however that the aggregate amount of Contingent Payments and Additional Contingent Payments may not exceed $1,500,000. Each Contingent Payment or Additional Contingent Payments may be made in cash, common stock of Zanett (“Common Stock”) or a combination thereof in ZCS’s sole discretion, provided that not less 50% of any such payment must be paid in cash. Payments made in Common Stock shall be based on the average closing price of the Common Stock for the three consecutive trading days ending on the trading day prior to the last day of the applicable annual performance period.

ZCS previously paid $85,000 to Seller as an advance deposit (the “Deposit Amount”). The amount of any Contingent Payment or Additional Contingent Payment shall be reduced by the sum of the Debt Payoff and the Deposit Amount on a dollar-for-dollar basis.

Under the Agreement, ZCS has the option to pay a buyout payment prior to the one year anniversary of the closing date and have no further obligation to make any Contingent Payment or Additional Contingent Payment. The buyout amount must be paid in cash in the amount of $750,000 if made prior to the six month anniversary of the closing or $1,000,000 if made between the six month and twelve month anniversary of the closing.

Any Common Stock issued or issuable to Seller pursuant to the Agreement is subject to certain transfer restrictions until the fifth anniversary of the closing of the transactions contemplated by the Agreement pursuant to a lock-up agreement with Seller. In connection with the Agreement, Mr. Johnson and certain key employees of PS GoLive each entered into a Confidentiality, Non-Competition and Non-Solicitation Agreement with ZCS.

For accounting purposes, Zanett will record the consideration based on the fair value of the amounts paid. For shares of Common Stock issued, the value will be based on the trading price of the Common Stock, less a discount reflecting the impact of the lock-up agreement that prevents Seller from selling that Common Stock.  Contingent consideration will be recorded by Zanett when the achievement of the earnings and revenue targets is satisfied beyond a reasonable doubt.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On December 2, 2008, ZCS completed its acquisition of substantially all of the assets of Seller pursuant to the terms of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described in Item 1.01, if the business of PS GoLive meets certain specified earnings and revenue targets in each of three annual performance periods, ZCS will pay a Contingent Payment of up to $400,000 for each annual performance period. Seller may also be eligible to receive Additional Contingent Payments during each annual performance period if the business of PS GoLive exceeds the specified earnings and revenue targets. These Contingent Payments and Additional Contingent Payments may be paid by ZCS through the issuance of additional shares of Common Stock to Seller or cash at the option of ZCS, provided that at least 50% of each payment must be paid in cash. The value of Common Stock, if any, paid as consideration will based on the average closing price for the three consecutive trading days ending on the trading day prior to the last day of the applicable annual performance period.

All of the shares of Common Stock will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) of the Securities Act because the issuance did not involve any public offering. The shares will be issued with restrictive securities legends and may not be subsequently offered or sold by Seller in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As described in Item 1.01, the shares are subject to certain transfer restrictions until the fifth anniversary of the closing of the transactions contemplated by the Agreement pursuant to a lock-up agreement with Seller, subject to certain limited exceptions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement by and among Zanett Commercial Solutions, Inc., PS GoLive LLC and Michael Johnson dated November 25, 2008.

* Certain schedules and attachments to this agreement have been omitted. The registrant will furnish a supplementary copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: December 2, 2008	By:	/s/ Claudio Guazzoni
Claudio Guazzoni
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and among Zanett Commercial Solutions, Inc., PS GoLive LLC and Michael Johnson dated November 25, 2008.

* Certain schedules and attachments to this agreement have been omitted. The registrant will furnish a supplementary copy of any omitted schedule to the Securities and Exchange Commission upon request.